                                                                      EXHIBIT 11

                                   KEYCORP
                  COMPUTATION OF NET INCOME PER COMMON SHARE
               (dollars in thousands, except per share amounts)


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
                                                           Three months ended June 30,         Six months ended June 30,
                                                        ------------------------------     -----------------------------
                                                               1995               1994            1995              1994
                                                        -----------        -----------     -----------       -----------
NET INCOME APPLICABLE TO COMMON SHARES
  Net income                                               $198,964           $221,765        $408,665          $430,402
  Less: Preferred dividend requirements                       4,000              4,000           8,000             8,000
                                                        -----------        -----------     -----------       -----------
  Net income applicable to Common Shares                   $194,964           $217,765        $400,665          $422,402
                                                        ===========        ===========     ===========       ===========

NET INCOME PER COMMON SHARE
  Weighted average Common Shares outstanding            235,329,270        244,823,153     237,651,334       243,382,552
                                                        ===========        ===========     ===========       ===========
  Net income applicable to Common Shares                   $194,964           $217,765        $400,665          $422,402
                                                        ===========        ===========     ===========       ===========
  Net income per Common Share                                 $0.83              $0.89           $1.69             $1.74
                                                        ===========        ===========     ===========       ===========

NET INCOME PER COMMON SHARE -- PRIMARY
  Weighted average Common Shares outstanding            235,329,270        244,823,153     237,651,334       243,382,552
  Dilutive common stock options (1)                       1,775,113          2,843,675       1,671,074         2,601,154
                                                        -----------        -----------     -----------       -----------
  Weighted average Common Shares and Common Share
    equivalents outstanding                             237,104,383        247,666,828     239,322,408       245,983,706
                                                        ===========        ===========     ===========       ===========
  Net income applicable to Common Shares                   $194,964           $217,765        $400,665          $422,402
                                                        ===========        ===========     ===========       ===========
  Net income per Common Share                                 $0.82              $0.88           $1.67             $1.72
                                                        ===========        ===========     ===========       ===========

NET INCOME PER COMMON SHARE -- FULLY DILUTED
  Weighted average Common Shares outstanding            235,329,270        244,823,153     237,651,334       243,382,552
  Dilutive common stock options (1)                       2,428,250          2,848,519       2,456,249         2,758,357
                                                        -----------        -----------     -----------       -----------
  Weighted average Common Shares and Common Share
    equivalents outstanding                             237,757,520        247,671,672     240,107,583       246,140,909
                                                        ===========        ===========     ===========       ===========
  Net income applicable to Common Shares                   $194,964           $217,765        $400,665          $422,402
                                                        ===========        ===========     ===========       ===========
  Net income per Common Share                                  $.82               $.88           $1.67             $1.72
                                                        ===========        ===========     ===========       ===========

(1) Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of period-end market price or average market price in computing net income per Common Share -- fully diluted.

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